Exhibit 10.1

$10,000,000

MEDICINOVA, INC.

Common Stock

EQUITY DISTRIBUTION AGREEMENT

October 16, 2013

Macquarie Capital (USA) Inc.

125 W. 55th Street

New York, NY 10019

Ladies and Gentlemen:

MediciNova, Inc., a Delaware corporation (the “Company”), and Macquarie Capital (USA) Inc. (“MCUSA”), hereby agree as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Equity Distribution Agreement (the “Agreement”), on the terms and subject to the conditions set forth herein, it may issue and sell through MCUSA, acting as agent, or to MCUSA, acting as principal, shares (the “Shares”) of the Company’s common stock par value $0.001 per share (the “Common Stock”) up to an aggregate offering price of $10,000,000, provided, however, that in no event shall the Company issue or sell through MCUSA such number of Shares that (a) would cause the Company to not satisfy the eligibility requirements for use of Form S-3 (including Instruction I.B.6. thereof in the event that such instruction becomes applicable to the Company during the term of this Agreement), (b) exceeds the number of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (c) exceeds the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and MCUSA shall have no obligation in connection with such compliance, provided that MCUSA strictly follows the trading instructions provided pursuant to any Issuance Notice. The issuance and sale of Shares through or to MCUSA will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) of the United States of America (the “United States” or “U.S.”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock in any other transaction.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a Registration Statement on Form S-3 (No. 333-185022), including a base prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”). The Company will furnish to MCUSA, for use by MCUSA, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Shares, collectively are herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement (the “Base Prospectus”), as it may be supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), if any, and any other prospectus filed after the date hereof by the Company with respect to the Shares, including without limitation, each Subsequent Supplement (as defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to either thereof shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Proposed Issuance”), it will notify MCUSA by email notice (or other method mutually agreed to in writing by the parties) (an “Issuance Notice”) containing the number of Shares to be issued, the time period during which sales are requested to be made (or the Trading Day (as defined in Section 3) for an underwriting commitment by MCUSA), and any minimum price per share below which sales may not be made, in each case subject to the minimum pricing and maximum volume requirements further set forth in this Section 2 unless mutually waived, in substantially the form attached hereto as Schedule 1. MCUSA and the Company agree that (unless altered by mutual written agreement or the parties) no Issuance Notice shall propose:

(a) the sale of an amount of Shares greater than the Maximum Issuance Size. The “Maximum Issuance Size” shall be the lower of:

(i) $50,000.00 or

(ii) 10% of the lower of the 5-day or 3-month average daily traded value of the Common Stock on the Nasdaq Global Market (“Nasdaq”) (unless 10% of the lower of the 5-day or 3-month average daily traded value of the Common Stock on the Jasdaq Market of the Tokyo Securities Exchange (“TSE,” and with the Nasdaq, the “Exchanges”) is greater, in which case the value from the TSE shall be used) as determined by reference to Bloomberg as of the date of the Issuance Notice, nor

(b) a price per Share less than the greater of $1.29 or the last available closing price of a share of the Common Stock on the Nasdaq (the “Minimum Price”).

The Company may not provide Issuance Notices to MCUSA on consecutive Trading Days, unless mutually agreed by both parties. The Issuance Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from MCUSA set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Issuance Notice shall be effective upon receipt by MCUSA, to be promptly confirmed by MCUSA to the Company by email, unless and until (i) in accordance with the notice requirements set forth in Section 4, MCUSA declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares contemplated for sale under this Agreement have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Issuance Notice in conjunction with termination of the Agreement, (iv) the Company has not fulfilled its obligations pursuant to Section 7(q), or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to MCUSA in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor MCUSA will have any obligation whatsoever with respect to an Issuance Notice or any Shares unless and until the Company delivers an Issuance Notice to MCUSA and MCUSA does not decline such Issuance Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. Notwithstanding any other provision of this Agreement, during any period in which the Company’s insider trading policy (or functional equivalent) would prohibit the purchase or sale of Common Stock by persons subject to the policy, or during any period in which the Company is in possession of material non-public information, the Company and MCUSA agree that (i) no sales of Shares shall occur, (ii) the Company shall not request the sale of any Shares to occur, and (iii) MCUSA shall not become obligated to offer to sell any Shares.

3. Sale of Shares by MCUSA.

(a) Subject to the terms and conditions herein set forth, including without limitation, the continuing accuracy of the representations and warranties of the Company herein, the satisfactory performance by the Company of its obligations hereunder and the continuing satisfaction of the conditions specified in Section 7 of this Agreement, upon the Company’s issuance of an Issuance Notice, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, MCUSA, for the period specified in the Issuance Notice, will use its commercially reasonable efforts consistent with its customary trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq and the TSE, to sell such Shares up to the amount specified in such Issuance Notice, and otherwise in accordance with the terms of such Issuance Notice, provided that the Company shall not solicit sales of such Shares in Japan other than in trades on or through the TSE. If acting as a sales agent as to such Shares, MCUSA will provide written confirmation to the Company (including by email correspondence) no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made any sale of Shares hereunder setting forth the number of Shares sold on such day, the aggregate amount of compensation payable by the Company to MCUSA pursuant to Section 2 with respect to all such sales on such day, and the Net Proceeds (as defined below) payable to the Company, with an itemization of deductions made by MCUSA (as set forth in Section 5(a)) from gross proceeds for the Shares that it receives from such sales. MCUSA may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchanges, on any other existing trading market for the Common Stock or to or through a market maker. Whether acting as a sales agent or principal under this Agreement, MCUSA shall be entitled to enter into arrangements with one or more selling group members (“Selling Agents”) for the distribution of the Shares, including without limitation, Macquarie Bank Limited, provided, however, that MCUSA shall be, as between the Company and MCUSA, solely responsible for satisfaction of the fees and expenses of each such Selling Agent from the remuneration received by MCUSA pursuant to this Agreement. During the term of this Agreement and notwithstanding anything to the contrary herein, each of the Company and MCUSA agrees that in no event will it engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act and shall not engage in solicitations of sales in Japan in a manner that would not be exempt from registration or qualification requirements of the offering regulations under Japanese securities laws. For the purposes hereof, “Trading Day” means any day on which shares of the Common Stock are purchased and sold on the Nasdaq.

(b) The Company acknowledges and agrees that (i) there can be no assurance that MCUSA will be successful in selling Shares, (ii) MCUSA will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) MCUSA shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by MCUSA and the Company.

(c) During the term of this Agreement, neither MCUSA nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that MCUSA does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, MCUSA. Neither MCUSA nor any of its affiliates or subsidiaries, shall engage in any proprietary trading or trading for MCUSA’s (or its affiliates’ or subsidiaries’) own account. Under no circumstances during the term of this Agreement shall MCUSA (or its affiliates or subsidiaries) be or become the beneficial owner of greater than 4.99% of the Company’s issued and outstanding Common Stock.

4. Suspension of Sales. The Company or MCUSA may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2 , if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to two of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

5. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, MCUSA that as of each Applicable Time (as defined in Section 19(a)):

(a) The Registration Statement has been filed with the Commission under the Securities Act and declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed. The Commission has not issued an order preventing or suspending the use of the Base Prospectus, any Issuer Free Writing Prospectus (as defined below) or the Prospectus relating to the proposed offering of the Shares and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Prospectus delivered to MCUSA for use in connection with the offering of Shares was, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission. At the respective times each part of the Registration Statement and each amendment thereto became effective or was deemed effective, as the case may be, the Registration Statement complied and will comply in all material respects with the Securities Act (including, but not limited, to the requirements set forth in Rule 415(a)(1)(x) and 415(a)(4) under the Securities Act) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by MCUSA specifically for use therein. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act.

(b) The Company has delivered to MCUSA, or made available through EDGAR, one complete copy of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), and the Prospectus, as amended or supplemented, in such quantities and at such places as MCUSA has reasonably requested.

(c) Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date of this Agreement, at each Applicable Time and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Shares (the “Delivery Period”), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by MCUSA specifically for use therein.

(d) Each Incorporated Document, at the time it was or hereafter is filed with the Commission, conformed and will conform when filed in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and was or will be filed on a timely basis with the Commission; no Incorporated Document when it was filed (or, if an amendment with respect to any Incorporated Document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which was not described or filed as required. All material agreements of the Company and all agreements governing or evidencing any and all related party transactions have been filed with the Commission in accordance with the Exchange Act.

(e) The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries (as defined below) as of the dates indicated and the results of operations and changes in cash flows for the periods covered thereby and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The summary and selected consolidated financial and statistical data, if any, included or incorporated by reference into the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the Company’s audited financial statements. The assumptions used in preparing the pro forma financial statements, if any, provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, any related pro forma adjustments comply with Regulation G and give appropriate effect to the assumptions, and the pro forma columns and reconciliations therein reflect the proper application of adjustments to the corresponding historical financial statements. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. Ernst & Young LLP has reported on the financial statements of the Company and its consolidated Subsidiaries and is an independent public accounting firm with respect to the Company within the meaning and requirements of the Securities Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(f) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or the Prospectus.

(g) All statistical or market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent of such sources to the use of such data, to the extent required.

(h) The Common Stock is registered under Section 12(b) of the Exchange Act, is subject to the continuous disclosure obligation under the Financial Instruments and Exchange Act of Japan and is listed for trading on the Nasdaq and the TSE. There is no action pending to delist the shares of Common Stock from Nasdaq or TSE, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or suspending the Common Stock from trading on Nasdaq or TSE, nor has the Company received any notification that Nasdaq or TSE is currently contemplating terminating such listing. The Shares have been approved for listing on the Nasdaq and TSE subject to notice of issuance.

(i) The Shares have been qualified for sale under the securities laws of such jurisdictions (United States and foreign) as MCUSA determines to be applicable to sales of the Shares, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(j) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, including the Common Stock, to facilitate the sale or resale of the Shares. Neither the Company, nor any of its directors, officers or controlling persons has distributed, or will distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, Prospectus, and/or any Permitted Free Writing Prospectus or other materials, if any, permitted by the Securities Act.

(k) The Company was not as of the time of the filing of the Registration Statement and as of the date hereof is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus and other materials, if any, permitted under the Securities Act to be distributed.

(l) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(m) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months. The Company was at the time of filing of the Registration Statement, and at the date hereof remains eligible to use Form S-3 under the Securities Act for the primary offering of the Shares contemplated by this Agreement subject to the limitations in Form S-3. The Company meets the requirements for use of Form S-3 under the Securities Act for the offering of the Shares, including but not limited to the transactions requirements for an offering made by the issuer set forth in General Instruction I.B.1 of Form S-3.

(n) There are no transfer taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(o) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in California, which is the jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(p) Other than MediciNova (Europe) Limited, MediciNova Japan, Inc., Avigen, Inc. and the Company’s interest in Zhejiang Sunmy Bio-Medical Co., Ltd. (collectively, for purposes of this Agreement, the “Subsidiaries”), the Company (i) has no subsidiaries and does not own any securities issued by any other business organization or governmental authority, (ii) does not directly or indirectly, control any capital stock or other ownership interest in or have any direct or indirect interest in or control over any corporation, partnership, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity of any kind, and (iii) has no “variable interests” in “variable interest entities” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46. Each of the Subsidiaries has been duly organized and is validly existing and, as applicable, is a corporation or business entity in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and other assets and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified or licensed to do business as a foreign corporation and, as applicable, is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Except as set forth in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company.

(q) The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(r) Neither the Company nor any of its Subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any of its Subsidiaries is subject, or by which any property or asset of the

Company is bound or affected, including without limitation the federal securities laws with respect to any further securities issued or issuable under the terms of existing warrants as a result of the sales of Shares hereunder, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws or any Subsidiary’s equivalent organizational or governing documents, except, in the cases of clauses (A) and (B) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) All consents, approvals, orders, authorizations and filings required on the part of the Company in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect and any filings required under securities laws to comply with applicable law reporting obligations in the U.S. and Japan and covenants in this Agreement. Except as disclosed in the Registration Statement, there are no holders of securities of the Company or any of its Subsidiaries having rights of first refusal or preemptive rights to purchase Common Stock or registration rights requiring the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, and the Company has complied with or obtained waiver of the notice requirements of the disclosed rights of first refusal, preemptive rights and/or registration rights, if any.

(t) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and conform to the description thereof in the Registration Statement and the Prospectus. None of the outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. The authorized capital stock of the Company, as of the close of business on October 14, 2013, consists of (i) 100,000,000 shares of Common Stock, of which 22,377,943 shares are issued and outstanding and 6,780,204 shares are issuable pursuant to the exercise of outstanding options and warrants and (ii) 3,000,000 shares of Preferred Stock, par value $0.01 per share, of which 220,000 shares are issued and outstanding. Since December 31, 2012, the Company has not issued any securities or granted any rights to acquire securities other than (i) pursuant to the agreement between the Company and Aspire Capital Fund, LLC dated August 20, 2012 (the “Aspire Agreement”), (ii) pursuant to the equity distribution agreement between the Company and MCUSA dated as of April 17, 2013 (the “April MCUSA Agreement”), (iii) pursuant to the securities purchase agreement among the Company and investors named therein dated as of May 9, 2013 (the “May Private Placement”), (iv) Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company’s equity incentive plans, outstanding warrants and other outstanding obligations, or (v) options granted pursuant to such equity incentive plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Prospectus. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described in the Prospectus. The description of the Company’s equity incentive plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required by the Securities Act to be shown with respect to such plans, arrangements, options and rights.

(u) The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights.

(v) The Company and its Subsidiaries have filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company and its Subsidiaries have paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company and its Subsidiaries. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to MCUSA, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company and its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any of its Subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(w) Subsequent to December 31, 2012, except as disclosed in the Registration Statement, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, required to be reflected on a consolidated balance sheet in accordance with GAAP, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares pursuant to the Aspire Agreement, the April MCUSA Agreement, the May Private Placement, the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing equity incentive plans), (iv) there has not been any material change in the Company’s long-term or short-term debt, on a consolidated basis in accordance with GAAP, and (v) there has not been the occurrence of any Material Adverse Effect.

(x) There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or to the knowledge of the Company pending against any of their respective officers or directors in their capacity as such, before or by any federal, state or foreign court or governmental agency, authority or body, or any arbitrator or mediator, which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(y) The Company and its Subsidiaries hold, and each is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self regulatory agency, authority or body (including without limitation the U.S. Food and Drug Administration (“FDA”)), and any other foreign, federal, state or local authority performing similar functions to those performed by the FDA required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation, modification, suspension or non-renewal of any such Permit. No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby (including, without limitation, the Exchanges, or approval of the stockholders of the Company (including as may be required by the Exchanges)), other than (i) registration of the Shares under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by MCUSA or its Selling Agents, (iii) filing of any reports under the Exchange Act, (iv) such approvals as may be required by the Conduct Rules of FINRA, (v) approval of the listing of the shares by the Exchanges, and (iv) the Extraordinary Report under the Financial Instruments and Exchange Act of Japan which must be submitted to the Kanto Local Finance Bureau.

(z) Each of the Company and its Subsidiaries holds good and marketable title to all real property, leases in real property, or other interests in real property described in the Registration Statement and the Prospectus as being owned or held by the Company or any of its Subsidiaries, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to its respective operations as now conducted or as proposed to be conducted (consistent with the disclosure in the Registration Statement and Prospectus), except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect.

(aa) Each of the Company and its Subsidiaries, as applicable, has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiaries that are material to the conduct of their businesses (the “Company Fixtures and Equipment”), except that the Company Fixtures and Equipment do not include any property included in the Interests (as defined below). The Company Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses, as applicable, in the manner as conducted prior to the Applicable Time. Each of the Company and its Subsidiaries owns all of its Company Fixtures and Equipment free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement and the Prospectus and except for those that are not reasonably likely to result in a Material Adverse Effect.

(bb) Except as disclosed in the Registration Statement and the Prospectus, (i) the Company and each Subsidiary owns or has a valid license to use all trademarks, trademark applications, trade names, domain names, patents, patent applications, patent rights, copyrights, technology, know-how, trade secrets, service marks, trade dress rights, and other intellectual property and proprietary rights (collectively, “Intellectual Property”) and has such other licenses, approvals, permits, and governmental authorizations, each as required by governmental authorities, with respect to such Intellectual Property, in each case sufficient to conduct its business as now conducted and as currently proposed to be conducted. To the Company’s knowledge, the registered Intellectual Property of the Company and each Subsidiary is valid and enforceable, with all material patent applications of the Company having been properly filed and prosecuted in accordance with applicable law, subject, as to enforceability, to general principals of equity, (ii) the Company has no knowledge that the conduct of its business or the business of any Subsidiary, as now conducted infringes, misappropriates, or otherwise conflicts with the Intellectual Property of any third party, (iii) the Company has not received a written notice within the prior six (6) years of any infringement, misappropriation or conflict by Intellectual Property owned or controlled by any third party, of or with the Company or any Subsidiary’s Intellectual Property, (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or other claim against the Company or any Subsidiary or, to the Company’s knowledge, any employee (in his or her capacity as an employee of the Company or any Subsidiary) of the Company or any Subsidiary, asserting that the Company or any Subsidiary’s Intellectual Property infringes third party Intellectual Property and (v) neither the Company nor any Subsidiary has, within the prior six (6) years, received any written notice of infringement with respect to any patent or any written notice challenging the validity, scope or enforceability of any Intellectual Property owned by the Company or any Subsidiary. Except as disclosed in the Registration Statement and the Prospectus, the Company and each Subsidiary’s Intellectual Property is free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest whether imposed by agreement, contract, understanding, law or equity, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(cc) The Company has complied with, is not in violation of, and has not received any notice of violation relating to, any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (C) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (D) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder and published interpretations thereunder (collectively “ERISA”), in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect. No “prohibited transaction” (as defined in Section 406 of ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “IRC”), or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or would reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its Subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the IRC, except for any non-compliance that is not reasonably likely to result in a Material Adverse Effect. The Company and its Subsidiaries have not incurred and would not reasonably be expected to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the IRC is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected, singularly or in the aggregate, cause the loss of such qualification.

(dd) The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ee) Neither the Company nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff) The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries and as the Company reasonably believes is adequate for the conduct of its business and the value of its properties.

(gg) Except as disclosed in the Registration Statement, no labor dispute with any current or former employee(s) of the Company exists or, to the knowledge of the Company, is imminent. The Company does not plan to terminate any employee(s) and is not aware of any planned resignation by one or more employees that is reasonably likely to result in a Material Adverse Effect.

(hh) The operations of the Company and each Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Neither the Company nor any of its Subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect or that is required to be disclosed in accordance with the Exchange Act but is not so disclosed.

(jj) No statement, representation, warranty or covenant made by the Company in this Agreement or in any certificate or document required to be delivered by this Agreement to MCUSA contains any untrue statement of a fact or omits any fact necessary in order to make the statements and information contained herein or therein, as applicable, not misleading.

(kk) Neither the Company nor any Subsidiary has nor have, to the Company’s knowledge, any of its or any Subsidiary’s employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(ll) To the Company’s knowledge, no (i) officer or director of the Company, (ii) owner of 5% or more of the Company’s unregistered securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date (as defined below), has any direct or indirect affiliation or association with any FINRA member.

(mm) Neither the Company nor any of its Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a FINRA member” or “associated person of a FINRA member” (within the meaning of Article I of the Bylaws of the NASD).

(nn) Other than MCUSA, no person or entity has the right to act as a sales agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby nor are there any contracts, agreements or understandings that would give rise to any other person having a valid claim against the Company or MCUSA for a brokerage commission, finder’s fee or like payment in connection with the offering contemplated by this Agreement, except MCUSA’s Selling Agents subject to Section 3, or that may affect MCUSA’s compensation as calculated by FINRA. The Company is not a party to any effective agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or concurrent equity or debt transaction; the Company has terminated the Aspire Agreement and has no remaining obligations thereunder. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) to the Company’s knowledge, any FINRA member, or (iii) to the Company’s knowledge, any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter or from the Filing Date to the execution date of this Agreement.

(oo) The Company acknowledges and agrees that MCUSA has informed the Company that MCUSA may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that unless acting as an underwriter pursuant to specific agreement by the Parties consistent with the terms of this Agreement, (i) no such purchase or sales shall take place while an Issuance Notice is in effect (except to the extent MCUSA may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by MCUSA.

(pp) No transaction has occurred prior to the date hereof between or among the Company or its Subsidiaries and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be and is not described in the Registration Statement and the Prospectus.

(qq) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures included or incorporated by reference in the Registration Statement and Prospectus.

(rr) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ss) Neither the Company nor any of its Subsidiaries is, or has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the IRC.

(tt) There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Registration Statement or the Prospectus and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(uu) None of the Company, its Subsidiaries or any of their affiliates, nor any person or entity acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated by this Agreement to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq and/or the TSE. None of the Company, its Subsidiaries, their affiliates nor any person or entity acting on their behalf will take any action or steps that would cause the offering of any of the Shares to be integrated with other offerings of securities of the Company.

(vv) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(ww) Except as disclosed in the Registration Statement and the Prospectus, the Company and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business (including without limitation, applications for marketing approval, manufacture, distribution, promotion, testing, use, or sale of any product candidates) as disclosed in the Registration Statement and the Prospectus, except where the failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received and is otherwise not aware of any notices, correspondence or other communications from any regulatory agency or subdivision thereof, relating to the revocation or modification of, non-compliance with, or failure to obtain, any such certificate, authorization or permit.

(xx) To the Company’s knowledge, the clinical and preclinical studies conducted by or on behalf of the Company and any Subsidiary that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted including without limitation on those laws and regulations applicable to clinical and preclinical studies from which data will be submitted to support marketing approval. The descriptions in the Registration Statement and the Prospectus of the results of such studies do not contain any misstatement of a material fact or omit to state any material facts necessary to make such descriptions not misleading and fairly present the data derived from such studies and the Company has no knowledge of any clinical study the aggregate results of which are materially inconsistent with the results of any clinical study conducted by or on behalf of the Company or any Subsidiary that is described in and the results of which are referred to in the Registration Statement or Prospectus. Except as disclosed in the Registration Statement and the Prospectus, the Company has not received any written notices or statements from the FDA or any other domestic or foreign governmental agency or authority (A) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus, or (B) suspending, revoking, modifying or limiting any previously granted, issued or approved license, permit or other authorization related to or required for the conduct of any clinical trial or preclinical study described in or the results of which are referred to in the Registration Statement.

(yy) Except as disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, the manufacture and distribution of the potential products of the Company or any Subsidiary is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, investigator notice, or other notice or action relating to any alleged product defect of any potential product of the Company or any Subsidiary, or any violation of any material applicable law, rule, regulation or any Permit, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA or any other domestic or foreign governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action. The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards and the descriptions of the results of the such studies, tests and preclinical or clinical trials contained in the Registration Statement and Prospectus are accurate in all material respects. The Company has not received and is otherwise not aware of any notices, correspondence or other communication from the FDA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting non-compliance with any applicable statutes, rules, regulations, orders, or other laws, or requiring or requesting the termination, suspension or modification of any preclinical or clinical studies, tests, investigations, or trials conducted by, or on behalf of, the Company or any Subsidiary or in which the Company or any Subsidiary has participated.

Any certificate signed by an officer of the Company and delivered to MCUSA or to counsel for MCUSA pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to MCUSA as to the matters set forth therein.

6. Sale and Delivery; Settlement.

(a) Unless otherwise specified in the applicable Issuance Notice, settlement for sales of Shares will occur on the second Business Day following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by MCUSA at which such Shares were sold, after deduction for (i) MCUSA’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to MCUSA hereunder pursuant to Section 7(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting MCUSA’s or its designee’s account (provided MCUSA shall have given the Company written notice of such designee at least one Business Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, MCUSA will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Shares on a Settlement Date, the Company will, in addition to and in no way limiting the rights and obligations set forth in Section 9(a), (i) hold MCUSA harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to MCUSA any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c) Certificates for the Shares, if any, shall be in such denominations and registered in such names as MCUSA may request in writing at least one full business day before the Settlement Date. The certificates for the Shares, if any, will be made available for examination and packaging by MCUSA in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.

(d) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to MCUSA in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the Minimum Price unless authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to MCUSA in writing. Further, under no circumstances shall the aggregate offering amount of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions, exceed the Maximum Amount.

(e) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through MCUSA; provided, however, that the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons.

7. Covenants of the Company. The Company covenants and agrees with MCUSA that:

(a) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to MCUSA a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which MCUSA reasonably objects (other than any prospectus supplement relating to the offering of securities other than the Shares). The Company will notify MCUSA promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information.

(b) During any period in which a Prospectus relating to any Shares is required to be delivered by MCUSA under the Securities Act with respect to a pending sale of Shares, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act, the Company will advise MCUSA, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and the Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c) During any period in which a Prospectus relating to the Shares is required to be delivered by MCUSA under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will (i) comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and, subject to 7(a) above, file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act and (ii) include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary for the relevant reporting period of (A) the number of Shares sold to or through MCUSA pursuant to this Agreement, (B) the Net Proceeds received by the Company from such sales and (C) the compensation paid by the Company to MCUSA with respect to such sales, or alternately, on such dates as the Securities Act shall require, prepare a prospectus supplement (each, a “Subsequent Supplement”) with such summary information and, at least once a quarter, and subject to Section 7(a) above, file such Subsequent Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required thereby). The Company shall deliver such number of copies of each Subsequent Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations thereof. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify MCUSA to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) During any period in which the Prospectus relating to the Shares is required to be delivered by MCUSA under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchanges and to maintain such listings.

(e) The Company will furnish to MCUSA and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to MCUSA will be identical to the electronically transmitted copies thereof filed with the Commission. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to MCUSA to the extent such document is available on EDGAR.

(f) The Company will make generally available to its security holders as soon as practicable an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of the Company’s obligations hereunder, which the parties acknowledge include expenses relating to: (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement, (ii) the preparation, issuance and delivery of the Shares, (iii) the printing and delivery to MCUSA of copies of the Prospectus and any amendments and supplements thereto, (iv) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Exchange, (v) the fees and expenses incurred in connection with required filings by the Company or MCUSA with the Commission and FINRA, and (vi) the Company’s counsel, audit and other professional fees and expenses in support of the transactions contemplated by this Agreement.

(h) The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) During either the pendency of any Issuance Notice given hereunder or for the five (5) days thereafter, the Company shall provide MCUSA notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock ownership plan or issuances, (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time or (iii) the issuance of Common Stock upon the exercise of any currently outstanding warrants, options or other rights in effect or outstanding and disclosed in filings by the Company available on EDGAR; and provided further, that the price per Share of Common Stock in such sales (other than those exempted in subclauses (i)-(iii) hereof) shall not be below the Minimum Price.

(j) The Company agrees to notify MCUSA if General Instruction I.B.6. of Form S-3 shall become applicable to the Company upon the Company’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2013 with the Commission no later than five (5) business days prior to the filing of the Form 10-K, which notification shall include a calculation of the number of shares to be issuable in accordance with General Instruction I.B.6. after such filing.

(k) The Company will, at any time during the pendency of an Issuance Notice, advise MCUSA promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to MCUSA pursuant to this Agreement.

(l) The Company will cooperate with any reasonable ongoing due diligence review conducted by MCUSA, its counsel and/or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available requested documents and senior corporate officers, during regular business hours and at the Company’s principal offices, via telephone, or via e-mail, as MCUSA may reasonably request throughout the term of this Agreement.

(m) To the extent required by applicable law, the Company shall endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as MCUSA shall reasonably request, and in each case to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares provided, however, that the Company shall not be required to qualify to do business in any U.S. jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any U.S. jurisdiction where it is not now subject.

(n) Prior to or on the date the first Issuance Notice is given hereunder and then each time the Company:

(i) files the Prospectus relating to the Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish MCUSA with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) Trading Days of any Representation Date. The Company further agrees that each delivery of an Issuance Notice hereunder shall be deemed to be an affirmation by the Company to MCUSA that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct in all material respects as of the Settlement Date for the Shares relating to such Issuance Notice as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares). The requirement to provide a certificate under this Section 7(n) shall be automatically waived for any Representation Date occurring at a time at which no Issuance Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Issuance Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.

(o) Concurrent with and dated as of the date of execution of this Agreement, the Company shall cause to be furnished to MCUSA a written opinion and negative assurance letter of Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) and a written opinion of Anderson Mori & Tomotsune (“Anderson Mori,” and Pillsbury and Anderson Mori together, the “Company Counsel”), in the forms attached hereto as Exhibit 7(o)(1). Within three (3) Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n), the Company shall cause to be furnished to MCUSA a written opinion of each Company Counsel and a negative assurance letter of Pillsbury in the forms attached hereto as Exhibit 7(o)(2).

(p) Concurrent with and dated as of the date of execution of this Agreement and then within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish MCUSA letters (the “Comfort Letters”) in form and substance satisfactory to MCUSA, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) The Company agrees that MCUSA shall not be obligated to accept and take action on any Issuance Notice received on or after a Representation Date unless and until it has received the Opinion and Comfort Letter contemplated by Sections 7(o) and (p) in relation to such Representation Date and the Company has satisfied its obligations pursuant to Section 7(l).

(r) The Company will timely file with the Exchanges all material documents and notices required by the Exchanges from the Company.

(s) The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(t) Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and MCUSA in its capacity as agent hereunder consistent with Section 20 hereof, neither MCUSA nor the Company (including its agents and representatives) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by MCUSA as agent hereunder.

(u) If the Company has reason to believe that the exemptive provisions set forth in Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify MCUSA and instruct it to suspend sales of the Shares under this Agreement until that or other exemptive provisions have been satisfied in the judgment of each party.

(v) The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(w) If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, at its option, prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Shares, in a form satisfactory to MCUSA, and use its best efforts to cause such new registration statement to be declared effective within 180 days after that third anniversary so as to enable the continued public offering and sale of the Shares after such third anniversary, and otherwise will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated hereby. References herein to the Registration Statement shall include any new shelf registration statement relating to the offering of the Shares.

(x) The Company will not, and will use its commercially reasonable efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares during the pendency of any Issuance Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Issuance Notice; provided, however, that upon consent of MCUSA the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(y) The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the Maximum Amount.

(z) As of the execution of this Agreement, the Company has not, and during the term of this Agreement will not, without first obtaining the prior written consent of MCUSA, enter into any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction to run concurrent with the offering contemplated by this Agreement or any other concurrent equity or debt transaction.

8. Conditions to MCUSA’s Obligations. The obligations of MCUSA hereunder with respect to each Issuance Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by MCUSA of a due diligence review satisfactory to MCUSA in its reasonable judgment, and to the continuing satisfaction (or waiver by MCUSA in its sole discretion) of the following additional conditions:

(a) The Registration Statement shall have become effective and shall be available for the sale of all Shares contemplated to be issued by any Issuance Notice.

(b) None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Except as contemplated in the Prospectus, or disclosed in the Incorporated Documents, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, the effect of which, in the reasonable judgment of MCUSA (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(d) MCUSA shall have received the opinions of Company Counsel and negative assurance letter of Pillsbury required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinions and negative assurance letter is required pursuant to Section 7(o).

(e) MCUSA shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f) MCUSA shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(g) Trading in the Common Stock shall not have been suspended on either of the Exchanges. FINRA shall confirm it has not objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(h) On each date on which the Company shall have been required to deliver a certificate pursuant to Section 7(n), the Company shall have used its commercially reasonable efforts to furnish to MCUSA such appropriate further information, certificates and documents as MCUSA may have reasonably requested. All such opinions, certificates, letters and other documents will have been in compliance with the provisions hereof. The Company will have furnished MCUSA with such conformed copies of such opinions, certificates, letters and other documents as MCUSA shall have reasonably requested.

(i) All filings with the Commission required by Rule 424 under the Securities Act shall have been filed prior to the issuance of any Issuance Notice hereunder and shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j) The Shares shall have been listed and authorized for trading on Nasdaq and be eligible for resale on the TSE, and satisfactory evidence of such actions shall have been provided to MCUSA and its counsel, which may include oral confirmations from a representatives of Nasdaq and TSE.

(k) There shall not have occurred any event or condition that would permit MCUSA to terminate this Agreement pursuant to Section 11(a).

(l) MCUSA may in its sole discretion waive compliance with any condition to its obligations hereunder.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless MCUSA, the directors, officers, partners, employees and agents of MCUSA and each person, if any, who (i) controls MCUSA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with MCUSA (a “MCUSA Affiliate”), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which MCUSA, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any breach by the Company of its representations, warranties and covenants under this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendments thereto (including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B, if applicable) or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of MCUSA expressly for inclusion in the Registration Statement or Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) MCUSA agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all losses, liabilities, claims, damages and expenses to which the Company, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state or foreign statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such loss, liability, claim, damage or expense arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of MCUSA expressly for inclusion in the Registration Statement or Prospectus.

(c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or MCUSA, the Company and MCUSA will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than MCUSA, if any), to which the Company and MCUSA may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and MCUSA, on the other. The relative benefits received by the Company on the one hand and MCUSA on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the

Company bear to the total compensation received by MCUSA from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and MCUSA, on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or MCUSA, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and MCUSA agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), MCUSA shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of MCUSA, will have the same rights to contribution as that party, and each trustee of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Warranties to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation (or statements as to the results thereof) made by or on behalf of MCUSA, any MCUSA Affiliate, or the Company (or any of their respective officers, directors, representatives or controlling persons thereof), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) MCUSA may terminate this Agreement, by written notice to the Company pursuant to Section 12, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development or event that has occurred or is reasonably likely to occur that is reasonably likely to, in the sole judgment of MCUSA, have a Material Adverse Effect and makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of MCUSA, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (3) if trading in the Shares has been suspended or limited by the Commission or either of the Exchanges, or if trading generally on either of the Exchanges has been suspended or limited, or minimum prices for trading have been fixed on either of the Exchanges, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b) The Company shall have the right, by giving five (5) days written notice to MCUSA pursuant to Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) MCUSA shall have the right, by giving five (5) days written notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the first to occur of (i) the mutual consent of the Company and MCUSA; and (ii) the issuance and sale of Shares through MCUSA pursuant to this Agreement for an aggregate purchase price that shall equal or exceed the Maximum Amount.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(k), 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Any termination of this Agreement shall be effective on the date specified in the applicable notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by MCUSA or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(g) If this Agreement is terminated pursuant to Section 8(k) or this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 7(g) hereof, and except that, in the case of any termination of this Agreement, Section 9, Section 12, Section 16 and Section 17 hereof, and the obligation herein to pay any discount, commission or other compensation on the sales of Shares which has accrued but is unpaid, shall survive such termination and remain in full force and effect.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to MCUSA, shall be delivered or sent by mail or facsimile transmission to 125 W. 55th Street, New York, NY 10019 Attention: Ken Savio, Executive Director (Fax: 212-231-2598 or email: ken.savio@macquarie.com), with copies to Ryan Burke (Fax: 212-231-2598, or email: ryan.burke@macquarie.com), Charlie Baynes-Reid and Judie Park (Fax: 212-231-1718, or email: charlie.baynes-reid@macquarie.com and judie.park@macquarie.com), and K&L Gates LLP, 1 Park Plaza, 12th Floor, Irvine, California 92614, Attention: Thomas Poletti & Shoshannah Katz (Fax: 949-623-4477, or email: thomas.poletti@klgates.com and shoshannah.katz@klgates.com); and

(b) if to the Company, shall be delivered or sent by mail or facsimile or electronic transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer, (Fax: (858) 373-7000), with a copy to Pillsbury Winthrop Shaw Pittman LLP, 510 W. Broadway, Suite 1100, San Diego, CA 92101-3575, Attention: David R. Snyder & Patty M. DeGaetano (Fax: 619-236-1995, or email: dave.snyder@pillsburylaw.com and patty.degaetano@pillsburylaw.com).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and MCUSA and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and MCUSA. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of any court of the State of New York located in New York County or the United States District Court for the Southern District of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any court of the State of New York located in New York County or the United States District Court for the Southern District of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Waiver of Jury Trial. To the fullest extent allowable by applicable law from time to time, each of the Company and MCUSA hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or scan and electronic mail transmission.

19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a) “Applicable Time” means the date of this Agreement, each date on which an Issuance Notice is given, each Settlement Date, each Representation Date and such other time(s) as agreed to by the Company and MCUSA.

(b) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit 19(b) hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(c) “Rule 433” means Rule 433 of the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by MCUSA outside of the United States.

20. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of MCUSA, and MCUSA represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such Issuer Free Writing Prospectus consented to by MCUSA or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping, and will furnish copies of any Permitted Free Writing Prospectus to MCUSA. The Company and MCUSA agree that under no circumstances shall the parties utilize any free writing prospectus would not qualify and has not qualified and been consented to as a Permitted Free Writing Prospectus.

21. Absence of Fiduciary Relationship. The Company acknowledges and agrees that (i) MCUSA has been retained solely to act as underwriter or sales agent in connection with the sale of the Shares and that no fiduciary, advisory or other agency relationship between the Company and MCUSA has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether MCUSA has advised or is advising the Company on other matters; (ii) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iii) the Company has been advised that MCUSA and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that MCUSA has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (iv) MCUSA has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (v) it waives, to the fullest extent permitted by law, any claims it may have against MCUSA, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that MCUSA shall have no liability (whether direct or indirect) to the Company in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the agreement between the Company and MCUSA, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MEDICINOVA, INC.

By:	/s/ Dr. Yuichi Iwaki
Name: Yuichi Iwaki, M.D., Ph.D.
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Ken Savio
Name:	Ken Savio
Title:	Executive Director

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Tim Gould
Name:	Tim Gould
Title:	Managing Director

[Signature page to Equity Distribution Agreement]

SCHEDULE 1

FORM OF ISSUANCE NOTICE

From:   [            ]

To:       [            ]

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between MediciNova, Inc. (the “Company”) and Macquarie Capital (USA) Inc. (“MCUSA”) dated October [    ], 2013 (the “Agreement”), I hereby request on behalf of the Company that MCUSA [sell as an agent up to [—] shares of the Company’s Common Stock, par value $0.001 per share, at a minimum market price of $[—]     per share on or before [—            ], 201[—].1] Capitalized terms defined in the Agreement shall have the same meanings when used herein.

The Company hereby confirms as of the date of this Issuance Notice:

•	The Prospectus, including the Incorporated Documents, as of the date hereof, does not, and as of the anticipated Settlement Date for the sale of such shares, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

•	The sale of shares as requested herein, pursuant to the Agreement, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date hereof and at and as of any Settlement Date.

•	The number of shares proposed for sale pursuant to this Issuance Notice does not exceed the Maximum Amount, including the aggregate offering price of sales to be made under this Issuance Notice, plus the aggregate offering price of all sales made previously under the Agreement.

Please promptly confirm receipt of this Issuance Notice.

[1]	Alternate language for underwritten distribution: “purchase as principal for distribution [—] shares of the Company’s Common Stock, par value $0.001 per share, at a price of $[—] for settlement on [—].” Note that stated settlement date shall be T+2 from the Trading Day on which notice is given.

SCHEDULE 2

Macquarie Capital (USA) Inc.

Ken Savio: ken.savio@macquarie.com

Ryan Burke: ryan.burke@macquarie.com

Tim Gould: tim.gould@macquarie.com

Catherine Rivera: catherine.rivera@macquarie.com

Cc:	(which shall not constitute notice for purpose of the Agreement)

Thomas Poletti: Thomas.poletti@klgates.com

Shoshannah Katz: Shoshannah.katz@klgates.com

MediciNova, Inc.

Yuichi Iwaki, M.D., Ph.D.: iwaki@medicinova.com

Michael Gennaro: Gennaro@medicinova.com

Kazuko Matsuda, M.D., Ph.D., MPH: matsuda@medicinova.com

Masatsune Okajima: okajima@medicinova.com

Cc:	(which shall not constitute notice for purpose of the Agreement)

Patty M. DeGaetano: patty.degaetano@pillsburylaw.com

David R. Snyder: dave.snyder@pillsburylaw.com).

SCHEDULE 3

COMPENSATION

For sales of the Shares for which MCUSA acts as a sales agent under this Agreement, MCUSA shall be paid a fee equal to 7.0% of the gross proceeds at the applicable Settlement Date. For Shares MCUSA purchases directly from the Company for distribution, the funds provided to MCUSA at the Settlement Date shall include a 7.0% commission discount from the per Share offering price.

Exhibit 7(n)

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected                      of MediciNova, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Equity Distribution Agreement dated October [    ], 2013 (the “Agreement”) between the Company and Macquarie Capital (USA) Inc., that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company set forth in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific calendar date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific calendar date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof.

By:
Name:
Title:
Date:

Exhibit 7(o)(1)

FORM OF LEGAL OPINIONS AND NEGATIVE ASSURANCE LETTER

Exhibit 7(o)(2)

FORM OF LEGAL OPINIONS AND NEGATIVE ASSURANCE LETTER

Exhibit 19(b)

ISSUER FREE WRITING PROSPECTUSES

[None.]